FINGERHUT COMPANIES, INC.
                 1994 EMPLOYEE STOCK PURCHASE PLAN


                     ARTICLE I.  INTRODUCTION

      Section 1.01 Purpose. The purpose of the Fingerhut Companies, Inc. 1994 Employee Stock Purchase Plan (the "Plan") is to give employees of Fingerhut Companies, Inc., a Minnesota corporation (the"Company"), and certain related corporations an opportunity to share in the ownership of the Company, and a strong incentive to work for its continued success, by providing them with a convenient means for regular and systematic purchases of the Company's common stock, par value $.01 per share.

      Section 1.02 Rules of Interpretation. It is intended that the Plan be an "employee stock purchase plan" as defined in
Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder. Accordingly, the Plan shall be interpreted and administered in a manner consistent therewith if so approved. All Participants in the Plan will have the same rights and privileges consistent with the provisions of the Plan.

      Section 1.03 Definitions. For the purposes of the Plan, the following terms will have the meanings set forth below:

      (a) "Acceleration Date" means the earlier of the date of shareholder approval or approval by the Company's Board of Directors of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders of the Company immediately prior to the merger have the same proportionate ownership of stock in the surviving corporation immediately after the merger; (ii) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company.

     (b) "Affiliate" means any subsidiary corporation of the Company, as defined in Section 424(f) of the Code, whether now or hereafter acquired or established.

     (c) "Broker Account" means an employee stock purchase plan account maintained by a brokerage firm designated by the Company in which shares of Common Stock purchased by a Participant under the Plan will be held.

     (d) "Code" means the Internal Revenue Code of 1986, as amended.

     (e) "Committee" means the Compensation Committee of the Board of Directors of the Company.

      (f) "Common Stock" means the common stock, $.01 par value per share, of the Company, as such stock may be adjusted for changes in the stock or the Company as contemplated by Article XI herein.

      (g) "Company" means Fingerhut Companies, Inc., a Minnesota corporation, and its successors by merger or consolidation as contemplated by Section 9.03 herein.

     (h) "Earnings Per Share" means the amount reported by the Company as "earnings per share" in its financial statements and financial releases.

     (i) "Eligible Compensation" means base salary, overtime, shift differential, and/or other regular payments. Eligible Compensation does not include any bonuses, reimbursement for expenses, deferred profit-sharing distributions, deferred compensation, or other non-regular payments.

     (j)    "Eligible  Employee"  means  employees   eligible   to
participate  in  the  Plan pursuant to the provisions  of  Section
2.01.

     (k) "Fair Market Value" as of a given date means the closing price of the Common Stock on the New York Stock Exchange on the date in question or, if the Common Stock shall not have been traded on the New York Stock Exchange on such date, such other amount as may be determined in good faith by the Committee by any fair and reasonable means.

     (l) "Investment Date" means the last business day of each Purchase Period.

     (m) "Participant" means an Eligible Employee who has elected to participate in the Plan.

      (n) "Participating Affiliate" means an Affiliate that has been designated by the Committee in advance of the Purchase Period in question as a corporation whose employees may participate in the Plan.

     (o) "Plan" means this Fingerhut Companies, Inc. 1994 Employee Stock Purchase Plan.

      (p) "Purchase Period" means a calendar quarter or such other period no shorter than a calendar quarter as the Committee may adopt.

     (q) "Regular Paycheck" means weekly, bi-weekly or monthly base salary paychecks.

     (r) "Stock Purchase Account" means the account maintained on the books and records of the Company recording the amount received from each Participant through payroll deductions made under the Plan.



            ARTICLE II.  ELIGIBILITY AND PARTICIPATION

     Section 2.01 Eligible Employees. All employees of the Company or any Participating Affiliate shall be eligible to participate in the Plan beginning on the first day of the first Purchase Period to commence after such person becomes an employee; provided, however, that no such employee who is in a group of key employees that, pursuant to Section 423(b)(4)(D) of the Code, the Committee determines to be "highly compensated" and who also is a vice president or more senior officer of the Company or any Participating Affiliate with compensation in excess of $75,000 shall be eligible to participate in the Plan. Subject to the provisions of Article V, each such employee will continue to be eligible to participate in the Plan so long as he or she remains an Eligible Employee.

           Section 2.02 Election to Participate. An Eligible Employee may elect to participate in the Plan beginning with a given Purchase Period by filing with the Company, in accordance with such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company for such purpose. Such election will authorize regular payroll deductions from Eligible Compensation beginning with the first payday in that Purchase Period and continuing until the employee withdraws from the Plan or ceases to be eligible to participate in the Plan.

     Section 2.03 Limits on Stock Purchase. No employee shall be granted any right to purchase Common Stock hereunder if such employee, immediately after such a right to purchase is granted, would own, directly or indirectly, within the meaning of Section 423(b)(3) and Section 424(d) of the Code, Common Stock possessing 5% or more of the total combined voting power or value of all the classes of the capital stock of the Company.

      Section 2.04 Voluntary Participation. Participation in the Plan on the part of a Participant is voluntary and such participation is not a condition of employment nor does participation in the Plan entitle a Participant to be retained as an employee.

    ARTICLE III.  PAYROLL DEDUCTIONS AND STOCK PURCHASE ACCOUNT

      Section  3.01   Payroll Deductions.  The form  described  in
Section 2.02 will permit a Participant to authorize payroll deductions from Eligible Compensation of a whole dollar amount from each Regular Paycheck, subject to such terms and conditions as the Committee in its sole discretion may authorize. A Participant may increase or decrease his or her payroll deductions by filing the required form with the Company, in accordance with such terms and conditions as the Committee in its sole discretion may impose. A Participant may cease making payroll deductions at any time, as provided in Section 5.01.

      Section 3.02 Credit to Account. Payroll deductions will be credited to the Participant's Stock Purchase Account on each payday.

      Section 3.03 Interest. No interest will be paid upon payroll deductions or on any amount credited to a Participant's Stock Purchase Account.

      Section 3.04 Nature of Account. The Stock Purchase Account is established solely for accounting purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company.

     Section 3.05 No Additional Contributions. A Participant may not make any payment into his or her Stock Purchase Account other than the payroll deductions made pursuant to the Plan.

               ARTICLE IV.  RIGHT TO PURCHASE SHARES

     Section 4.01 Purchase of Stock. On each Investment Date, each Participant shall be offered the right to purchase, and shall be deemed, without any further action, to have purchased, the number of whole and fractional shares of Common Stock determined by dividing the amount of his or her payroll deductions not theretofore invested by the purchase price as determined in
Section 4.02. (subject to the limitations of Section 4.03), unless the Participant has notified the Company in writing, in advance of that date and subject to such terms and conditions as the Committee in its sole discretion may impose, of his or her request for the distribution of the entire credit balance in cash.

     Section 4.02 Purchase Price. The purchase price for shares of Common Stock on any Investment Date shall be the lesser of (a) 90% of the Fair Market Value of the Common Stock on the first business day of the Purchase Period to which the Investment Date relates or (b) 90% of the Fair Market Value of the Common Stock on the last business day of such Purchase Period, in each case rounded up to the next higher full cent; provided, however, that if the Company's Earnings Per Share for the fiscal quarter that ended immediately preceding the Investment Date is greater than the Company's Earnings Per Share for the comparable fiscal quarter in the prior year, the purchase price for each share of Common Stock shall be the lesser of (x) 85% of the Fair Market Value of the Common Stock on the first business day of the Purchase Period to which the Investment Date relates or (y) 85% of the Fair Market Value of the Common Stock on the last business day of such Purchase Period, in each case rounded up to the next higher full cent.

           Section 4.03 Limitation on the Number of Shares. In addition to such other limitations as the Committee may impose in its sole discretion, each Participant's right to purchase Common Stock on each Investment Date is subject to the limitations that
(a) no more than 1,000 shares of Common Stock may be purchased under the Plan by any one Participant for a given Purchase Period and (b) in accordance with Section 423(b)(8) of the Code, no more than $25,000 in Fair Market Value (determined at the beginning of each Purchase Period) of Common Stock and other stock may be purchased under the Plan and all other employee stock purchase plans (if any) of the Company and the Affiliates by any one
Participant for any calendar year. If the purchases for all Participants would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in Section 9.03, each Participant shall be allocated a pro rata portion of the Common Stock to be sold.


     Section 4.04 Notice of Acceleration Date. The Company shall use its best efforts to notify each Participant in writing at least ten days prior to any Acceleration Date that the then current Purchase Period will end on such Acceleration Date.

          ARTICLE V. WITHDRAWAL FROM PLAN; SALE OF STOCK

     Section 5.01 Voluntary Withdrawal. A Participant may, in accordance with such terms and conditions as the Committee in its sole discretion may impose, withdraw from the Plan and cease making payroll deductions by filing with the Company a form provided for this purpose. The withdrawal will be effective as soon as practicable, whereupon no further payroll deductions shall be made. Thereafter, on the next Investment Date and in accordance with Section 4.01, the entire credit balance in such Participant's Stock Purchase Account will be used to purchase Common Stock, unless such Participant has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in its sole discretion may impose, a request to have the entire credit balance in such Participant's Stock Purchase Account distributed in cash within 30 days after that Investment Date or at such earlier time as the Committee in its sole discretion may decide. A Participant who withdraws from the Plan may elect to participate in a subsequent Purchase Period, if then eligible, subject to such terms and conditions as the Committee may provide.

            Section  5.02   Death.   Subject  to  such  terms  and
conditions as the Committee in its sole discretion may impose, upon the death of a Participant, no further amounts shall be credited to the Participant's Stock Purchase Account. Thereafter, on the next Investment Date following the Participant's death and in accordance with Section 4.01, the entire credit balance in such Participant's Stock Purchase Account will be used to purchase Common Stock, unless such Participant's estate has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in its sole discretion may impose, a request to have the entire credit balance of such Participant's Stock Purchase Account distributed in cash within 30 days after that Investment Date or at such earlier time as the Committee in its sole discretion may decide. Each Participant, however, may designate one or more beneficiaries who, upon the Participant's death, are to receive the amount that otherwise would have been distributed or paid to the Participant's estate and may change or revoke any such designation from time to time. No such designation, change or revocation will be effective unless made by the Participant in writing and filed with the Company during the Participant's lifetime. Unless the Participant has otherwise specified the beneficiary designation, the beneficiary or beneficiaries so designated will become fixed as of the date of the death of the Participant so that, if a beneficiary survives the Participant but dies before the receipt of the payment due such beneficiary, the payment will be made to such beneficiary's estate.

     Section 5.03 Termination of Employment. In the event of any termination of employment (other than death) with the Company or a Participating Affiliate, participation in the Plan will cease on the date the Participant ceases to be an Eligible Employee. Thereafter, on the next Investment Date and in accordance with
Section 4.01, the entire credit balance in such Participant's Stock Purchase Account will be used to purchase Common Stock, unless such Participant has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in its sole discretion may impose, a request to have the entire credit balance in such Participant's Stock Purchase Account distributed in cash within 30 days after that Investment Date or at such earlier time as the Committee in its sole discretion may decide. For purposes of this Section 5.03, a transfer of employment to any Affiliate, or a leave of absence which has been approved by the Committee, will not be deemed a termination of employment.
                  ARTICLE VI.  STOCK CERTIFICATES

     Section 6.01. Delivery. Promptly after each Investment Date and subject to such terms and conditions as the Committee in its sole discretion may impose, the Company will cause to be delivered to its designated broker a certificate representing the aggregate number of whole shares of Common Stock purchased on such
Investment Date, along with a statement showing the number of shares to be credited to each Participant's Broker Account or information as to the credit balance in each Participant's Stock Purchase Account.

     Section 6.02 Securities Laws. The Company shall not be required to issue or deliver any certificate representing Common Stock prior to registration under the Securities Act of 1933, as amended, or registration or qualification under any state law if such registration is required. The Company shall use its best efforts to accomplish such registration (if and to the extent required) not later than the effective date of the Plan, and delivery of certificates may be deferred until such registration is accomplished.

      Section 6.03 Rights of a Stockholder. At the time funds from a Participant's payroll deductions account are used to purchase the Common Stock, he or she shall have all of the rights and privileges of a stockholder of the Company with respect to whole shares purchased under the Plan whether or not certificates representing full shares have been issued. All such shares shall be maintained in a separate Broker Account for each Participant. Dividends paid with respect to such shares shall be automatically reinvested by the brokerage firm that administers the Broker Accounts in whole and fractional shares of the Common Stock at the market price.

     Section 6.04 Broker Accounts. Each Broker Account may be in the name of the Participant or, if he or she so indicates on the appropriate form, in his or her name jointly with another person, with right of survivorship.

                 ARTICLE VII.  NONTRANSFERABILITY

     Section 7.01 Nontransferable Right to Purchase. The right to purchase Common Stock hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise), except by will or the laws of descent and distribution, and will not be subject to execution, attachment of similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the right to purchase will be null and void and without effect.

     Section 7.02  Nontransferable Account.  Except as provided in
Section 5.02, the amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

           ARTICLE VIII.  EFFECTIVE DATE, AMENDMENT AND
                        TERMINATION OF PLAN

     Section 8.01.  Effective Date.  The Plan was approved by the
Committee on March 23, 1994 and shall be approved by the stockholders of the Company within twelve (12) months thereafter.

     Section 8.02.  Plan Commencement.  The initial Purchase
Period under the Plan will commence on July 1, 1994. Thereafter, each succeeding Purchase Period will commence and terminate in accordance with Section 1.03(p).

     Section 8.03. Amendment; Termination. The Committee may amend or terminate the Plan at any time. No amendment or termination of the Plan, however, shall be effective without stockholder approval that would (i) cause rights issued under it to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code; (ii) require stockholder approval under rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to the Company, or (iii) permit the issuance of Common Stock before payment therefor in full.

     Section 8.04.  Automatic Termination.  The Plan shall
automatically terminate when all of the shares of Common Stock provided for in Section 9.03 have been sold.

                    ARTICLE IX.  ADMINISTRATION

     Section 9.01. The Committee. The Plan shall be administered by the Committee, which may delegate authority to administer the Plan to the Fingerhut Corporation Executive Compensation Committee or any officer or employee of Fingerhut Corporation.

     Section 9.02. Powers of Committee. Subject to the provisions of the Plan, the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish deadlines by which the various administrative forms must be received in order to be effective, and to adopt such other rules and regulations for administering the Plan as it may deem appropriate. The Committee shall have full and complete authority to determine whether all or any part of the Common Stock acquired pursuant to the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner a Participant's rights with respect thereto but any such restrictions shall be contained in the form by which a Participant elects to participate in the Plan pursuant to Section 2.02. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan.



      Section 9.03. Stock to be Sold. The Common Stock to be issued and sold under the Plan may be authorized but unissued shares, or the Company may purchase Common Stock in the market for sale under the Plan. The aggregate number of shares of Common Stock to be sold under the Plan will not exceed 250,000 shares. If outstanding shares of Common Stock are increased or decreased as a result of a stock dividend, stock split, or reverse stock split thereon, the number of shares reserved or authorized to be reserved under this Plan shall be increased proportionately, and such other adjustment shall be made as may be deemed necessary or equitable by the Board of Directors. In the event of any other change affecting the Common Stock, including by merger or consolidation, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event, subject to the limitations of Section 424 of the Code.

     Section 9.04. Notices. Notices to the Committee should be addressed as follows;

                    Fingerhut Companies, Inc.
                    4400 Baker Road
                    Minnetonka, MN  55343
                    Attn:  Compensation Committee
                              c/o Human Resources Department

                    ARTICLE X.  APPLICABLE LAW

     Rights to purchase Common Stock granted under the Plan shall be construed and shall take effect in accordance with the laws of the State of Minnesota.